Exhibit 99.1

GALECTIN THERAPEUTICS INC. ANNOUNCES RECORD DATE, SUBSCRIPTION PRICING,

AND EXPIRATION DATE FOR RIGHTS OFFERING AND EFFECTIVENESS OF ITS

REGISTRATION STATEMENT

NORCROSS, Ga., April 15, 2019 (GLOBE NEWSWIRE) — Galectin Therapeutics Inc. (NASDAQ: GALT), the leading developer of therapeutics that target galectin proteins, today announced that it has set key dates and pricing structure for its previously announced rights offering of approximately 14 million shares of its common stock and approximately 3.5 million warrants to purchase common stock.

The Company intends to issue non-transferable subscription rights to purchase shares of its common stock and warrants to common stockholders and certain warrant holders as of 5:00 p.m. Eastern Time on Monday, April 29, 2019 (the “Record Date”).

Investors who do not currently own common stock of Galectin Therapeutics and who wish to participate in the Rights Offering may purchase shares in the market so long as those purchases settle prior to the Record Date. The standard settlement cycle in the United States is currently the trade date plus two business days. Investors wishing to participate in the Company’s offering and purchasing shares of common stock in order to do so are encouraged to contact their broker-dealer to ensure the settlement of transactions prior to the Record Date.

Following the Record Date, the Company intends to mail to stockholders of record on the Record Date a prospectus and related documents for use in exercising subscription rights. The subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m. Eastern Time on Thursday May 23, 2019 (the “Expiration Date”).

Pursuant to the rights offering, the Company is distributing, at no charge to the holders of its common stock, non-transferable subscription rights to purchase up to approximately 14 million shares of its common stock at a subscription price per share equal to the lesser of (i) $5.50 per share, (the “Initial Price”) or (ii) ninety-five percent of the volume weighted average price (the “Alternate Price”) of the Company’s common stock as calculated for the twenty five-trading day period through and including the Expiration Date, but not less than $4.00 per share. Holders will also receive warrants equal to 25% of the common shares subscribed in the rights offering. The warrants will have an exercise price of $7.00 per share and are exercisable within 7 years of the closing of the rights offering.

Stockholders wishing to exercise subscription rights must timely pay $5.50 per share, the Initial Price, for the number of shares of common stock they wish to acquire. If the Alternate Price is lower than the Initial Price on the Expiration Date, any excess subscription amounts paid by a subscribing holder will be applied towards the purchase of additional shares in the rights offering.

Stockholders who fully exercise their basic subscription rights will also be entitled to subscribe for additional shares that are not purchased by other stockholders, on a pro rata basis and subject to availability, all as described in the prospectus. As an example, a stockholder holding 1000 shares of common stock on the Record Date will receive a subscription right to 1000 units, consisting of the right to purchase 300 shares of common stock and a warrant to purchase 75 shares of common stock. The purchase price for each of the 1,000 units will be thirty percent of the lower of (a) $5.50 or (b) ninety five percent of the weighted average price of the common stock on the twenty-five trading days ending on the Expiration Date, but not less than $4.00 per share.    Further by way of example, if the Initial Price ($5.50) is lower than the Alternate Price, then the stockholder choosing to buy the 1000 units will pay the sum of $1,650 ($5.50 x 1000 x 0.30). Further that same stockholder may also oversubscribe for any amount of additional units, subject to availability and cutbacks as provided in the prospectus.

Stockholders may exercise their subscription rights by delivering documentation of their subscription and payment in the manner specified in the prospectus relating to the rights offering. Beneficial stockholders (i.e. stockholders whose shares are in a brokerage account), should exercise their subscription rights as indicated in the instructions provided by their broker-dealer. Procedures and dates set forth by broker-dealers may differ from those in the offering documents. Investors wishing to participate in the Company’s offering are encouraged to contact their broker-dealer for further information.

We have engaged Broadridge Corporate Issuer Solutions, Inc. to be available to help you understand your rights, how you may exercise them, and how you may be able to make additional investment into the company at a discounted price with additional warrants. Please contact them after the record date with questions or for clarification. Questions about the rights offering and requests for copies of the prospectus relating to the rights offering may be directed to Broadridge Corporate Issuer Solutions, Inc., the Company’s information agent for the rights offering, after the Record Date by calling (844) 886-5456 (toll-free) or by emailing shareholder@broadridge.com.

A registration statement relating to the rights offering has been filed with the Securities and Exchange Commission (the “Commission”) and was declared effective by the Commission on April 12, 2019. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus forming part of the registration statement.

About Galectin Therapeutics

Galectin Therapeutics is dedicated to developing novel therapies to improve the lives of patients with chronic liver disease and cancer. Galectin’s lead drug (GR-MD-02) is a carbohydrate-based drug that inhibits the galectin-3 protein which is directly involved in multiple inflammatory, fibrotic, and malignant diseases. The lead development program is in non-alcoholic steatohepatitis (NASH) with cirrhosis, the most advanced form of NASH related fibrosis. NASH is the most common liver disease and one of the largest drug development opportunities available today. Additional development programs are in combination immunotherapy for advanced melanoma and other malignancies; advancement of these additional clinical programs is largely dependent on finding a suitable partner. Galectin seeks to leverage extensive scientific and development expertise as well as established relationships with external sources to achieve cost-effective and efficient development. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on management’s current expectations and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the statements. These statements include those regarding the hope that Galectin’s development program for GR-MD-02 will lead to the first therapy for the treatment of fatty liver disease with cirrhosis and those regarding the hope that our lead compounds will be successful in the treatment of severe atopic dermatitis, moderate-to-severe plaque psoriasis and in cancer immunotherapy and in other therapeutic indications. Factors that could cause actual performance to differ materially from those discussed in the forward-looking statements include, among others, that Galectin may not be successful in developing effective treatments and/or obtaining the requisite approvals for the use of GR-MD-02 or any of its other drugs in development; the Company may not be successful in scaling up manufacturing and meeting requirements related to chemistry, manufacturing and control matters; the Company’s current clinical trial and any future clinical studies may not produce positive results in a timely fashion, if at all, and could prove time consuming and costly; plans regarding development, approval and marketing of any of Galectin’s drugs are subject to change at any time based on the changing needs of the Company as determined by management and regulatory agencies; regardless of the results of any of its development programs, Galectin may be unsuccessful in developing partnerships with other companies or raising additional capital that would allow it to further develop and/or fund any studies or trials. Galectin has incurred operating losses since inception, and its ability to successfully develop and market drugs may be impacted by its ability to manage costs and finance continuing operations. For a discussion of additional factors impacting Galectin’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause its views to change, management disclaims any obligation to update forward-looking statements.

Contact:

Jack Callicutt, Chief Financial Officer

(678) 620-3186

ir@galectintherapeutics.com.